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Exhibit (a)(1)(iii)

        NOTICE OF GUARANTEED DELIVERY
To Tender Class A Ordinary Shares
of
OpenTV Corp.
Pursuant to the Offer to Purchase dated October 5, 2009
by
Kudelski Interactive Cayman, Ltd.
an indirect wholly owned subsidiary of
Kudelski SA

        This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for Class A ordinary shares of no par value of OpenTV Corp. and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary on or prior to 5:00 p.m., New York City time, on Friday, November 6, 2009 (or if the Offer is extended to a later date, such later date). Such form may be delivered by facsimile transmission or mail to the Depositary. See "The Offer—Section 3—Procedure for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

By First Class Mail:	By Registered, Certified or Overnight Mail:	By Facsimile:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V, 250 Royall Street	(For Eligible Institutions Only) (617) 360-6810
Providence, RI 02940-3011	Canton, MA 02021	Confirm Facsimile Transmission: (781) 575-2332

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in "The Offer—Section 3—Procedure for Tendering Shares" of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Kudelski Interactive Cayman, Ltd., an exempt company organized under the laws of the Cayman Islands and an indirect wholly owned subsidiary of Kudelski SA, a public limited company organized under the laws of Switzerland, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 5, 2009 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged,                  Class A ordinary shares of no par value ("Shares") of OpenTV Corp., a company incorporated and registered under the laws of the British Virgin Islands, pursuant to the guaranteed delivery procedure set forth under "The Offer—Section 3—Procedure for Tendering Shares" of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE
Signature(s)
Name(s) (Please Print)
(Title(s) if Signing in a Fiduciary or
Representative Capacity)
Address(es):
☐ Check here if Shares will be delivered by book-entry transfer
Name of Tendering Institution	(Zip Code)
Account Number	(Area Code and Telephone Number for
Daytime Contact)

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with such Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Global Market trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name and Title)
(Area Code and Telephone Number)
Dated: , 2009

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(iii)